Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Aegon Ltd. of our report dated April 3, 2024 relating to the financial statements and financial statement schedules, which appears in Aegon Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Accountants N.V.

Amsterdam, the Netherlands

May 15, 2025